Exhibit 99.1










	____________________________________


	AGREEMENT AND PLAN OF MERGER

	Dated as of July 2, 2001

	among

	ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.,

	SYSTEMS HOLDING, INC.

	AND

	SYSTEMS MERGER SUB, INC.



	____________________________________
























	TABLE OF CONTENTS
	Page
ARTICLE I		THE MERGER	  2

	1.1		The Merger	  2
	1.2		Effect of Merger	  3
	1.3		Certificate of Incorporation
			and By-Laws	  3
	1.4		Effective Time of Merger	  3
	1.5		ERS Directors and Officers	  3
	1.6		Taking of Necessary Action;
			Further Action	  3

ARTICLE II	CONVERSION OF SHARES	  4

	2.1		Merger Sub Common Stock	  4
	2.2		ERS Series A-1 Stock	  4
	2.3		ERS Common Stock	  4
	2.4		ERS Class B Common Stock	  4
	2.5		Options to Purchase Shares of
			ERS Common Stock	  5
	2.6		ERS Warrants.	  5
	2.7		Holdco Common Stock	  6

ARTICLE III	DISSENTING SHARES;
			EXCHANGE OF CERTIFICATES	  6

	3.1		Dissenting Shares	  6
	3.2		Deposit of Funds	  6
	3.3		Exchange of Shares for Cash	  7
	3.4		ERS Stock Transfer Ledger	  8
	3.5		Exchange of Warrants	  8

ARTICLE IV	CLOSING	  8

	4.1		Time and Place of Closing	  8
	4.2 		Certificate of Merger	  9
	4.3		Other Certificates	  9

ARTICLE V		REPRESENTATIONS AND WARRANTIES OF ERS	  9

	5.1		Incorporation	  9
	5.2		Authorization	 10
	5.3		Conflicts	 10
	5.4		Capitalization	 11
	5.5		Subsidiaries; Additional Interests	 12
	5.6		Securities Filings	 12
	5.7		Disputes and Litigation	 12
	5.8		Brokers and Finders	 13

ARTICLE VI	REPRESENTATIONS AND WARRANTIES
			OF HOLDCO AND MERGER SUB   	 13

	6.1		Incorporation	 13
	6.2		Authorization	 14
	6.3		Conflicts	 14
	6.4		Capitalization	 15
	6.5		Brokers or Finders.	 15
	6.6		Sufficient Funds	 16

ARTICLE VII	CERTAIN COVENANTS	 16

	7.1		Information/Going Private Transaction
			Statement	 16
	7.2		Other Governmental and Judicial Filings	 17
	7.3		Conduct of Business of ERS	 18
	7.4		ERS Capitalization	 18
	7.5		Action by Holdco Stockholders	 18
	7.6		Due Diligence; SEC Filings;
			Confidentiality	 19
	7.7		Notification of Certain Matters	 19
	7.8		Forbearance	 20
	7.9		Indemnification	 20
	7.10		Additional Agreements	 21

ARTICLE VIII	PUBLICITY	 22

	8.1 		Publicity	 22

ARTICLE IX	CONDITIONS TO OBLIGATIONS
			OF EACH PARTY	 22

	9.1		Information/Going Private Transaction
			Statement	 22
	9.2		Reclassification Amendment.	 22
	9.3		No Prohibition on Consummation	 23

ARTICLE X		CONDITIONS TO OBLIGATIONS OF ERS	 23

ARTICLE XI	CONDITIONS TO OBLIGATIONS OF HOLDCO
			AND MERGER SUB	 23

ARTICLE XII	TERMINATION	 24

	12.1		Termination	 24
	12.2		Effect of Termination	 24

ARTICLE XIII	MISCELLANEOUS	 24

	13.1		Notices	 24
	13.2		Entire Agreement	 25
	13.3		Modification	 26
	13.4		Further Action	 26
	13.5		Expenses	 26
	13.6		Governing Law	 26
	13.7		Captions	 26
	13.8		Accounting Terms	 26
	13.9		Waiver	 26
	13.10	Assignment	 27
	13.11	No Third Party Beneficiary	 27
	13.12	Partial Invalidity	 27
	13.13	Counterparts	 27

 Exhibit A		-	Certificate of Amendment to Certificate
					of Incorporation


	 INDEX OF DEFINED TERMS

Agreement........................................	Recitals
AIM Rules........................................	Section 5.3

business day.....................................	Section 4.1

Certificate of Merger............................	Section 2.4
Closing..........................................	Section 4.1
Closing Date.....................................	Section 4.1
Code.............................................	Section 3.3
Constituent Corporations.........................	Recitals

Dissenting Shares................................	Section 3.1

Effective Time...................................	Section 2.4
ERS..............................................	Recitals
ERS' business or condition.......................	Section 5.5
ERS Preferred Stock..............................	Recitals
ERS Class B Common Stock.........................	Section 1.1
ERS Common Stock.................................	Recitals
ERS Form 10-K...................................	Section 5.6
ERS SEC Documents................................	Section 5.6
ERS Option Plans................................. Section 3.3(a)
ERS Options......................................	Section 3.3(a)
ERS Preferred Stock..............................	Recitals
ERS Principal Shares.............................	Recitals
ERS Series A-1 Stock............................. Recitals
ERS Warrants.....................................	Section 2.6
ESL Determination................................	Section 7.2
Exchange Act.....................................	Section 5.3
Exchange Agent...................................	Section 3.2(a)

Financial Advisor................................	Recitals

GCL..............................................	Recitals

Holdco ..........................................	Recitals
Holdco Common Stock..............................	Recitals
Holdco Stockholders..............................	Recitals

Indemnification Agreements.......................	Section 7.9(a)
Information/Going Private Transaction Statement..	Section 7.1

knowledge........................................	Section 5.7

Lien.............................................	Section 5.7

Material Adverse Effect..........................	Section 5.1(b)(i)
Merger...........................................	Recitals
Merger Consideration.............................	Section 2.3
Merger Sub.......................................	Recitals
Merger Sub Common Stock..........................	Recitals
NewCheck Agreements.............................	Section 5.5

Preliminary Information/Going Private
  Transaction Statement..........................	Section 7.1

Reclassification.................................	Recitals
Reclassification Amendment.......................	Section 9.2

Schedule 13E-3...................................	Section 7.1
Subsidiaries.....................................	Section 5.1(b)(ii)
SEC..............................................	Section 4.1
Securities Act...................................	Recitals
Significant Subsidiary...........................	Section 5.3
Special Committee................................	Recitals
Surviving Corporation............................	Section 1.1

Warrant Agreement................................ Section 3.4
Warrant Agent....................................	Section 3.4






















	 AGREEMENT AND PLAN OF MERGER

	AGREEMENT AND PLAN OF MERGER dated as of this 2nd day of July, 2001 (hereinafter referred to as this "Agreement"), by and among ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "ERS"), SYSTEMS HOLDING, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "Holdco"), and SYSTEMS MERGER SUB, INC., a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of Holdco (hereinafter referred to as "Merger Sub" and, together with ERS, as the "Constituent Corporations").

	W I T N E S S E T H:

	WHEREAS, ERS, pursuant to its certificate of incorporation (as filed in the office of the Secretary of State of the State of Delaware on February 12, 1993, as subsequently amended), has an authorized capital stock consisting of: (x) 2,000,000 shares of preferred stock, $1.00 par value (hereinafter referred to as the "ERS Preferred Stock"), of which 40,000 shares have been designated as Series A-1 Convertible Preferred Stock (hereinafter referred to as "ERS Series A-1 Stock") and of which 39,985 shares are issued and outstanding; and (y) 35,000,000 shares of common stock, $.01 par value (hereinafter referred to as the "ERS Common Stock"), of which 21,345,383 shares are presently issued and outstanding; and

	WHEREAS, the holders (hereinafter referred to as the "Holdco Stockholders") of the common stock, $.01 par value (hereinafter referred to as the "Holdco Common Stock"), of Holdco, collectively, own in excess of a majority of the outstanding shares of ERS Common Stock, and have entered into agreements whereby all such shares (hereinafter referred to as the "ERS
Principal Shares") will be contributed to Holdco as hereinafter set forth;

	WHEREAS, Merger Sub has been duly organized as a corporation under the laws of the State of Delaware, and, pursuant to its certificate of incorporation (as filed in the office of the Secretary of State of the State of Delaware on June 4, 2001), has an authorized capital stock consisting of 10,000 shares of common stock, $.01 par value (hereinafter referred to as the "Merger Sub Common Stock"), of which 1,000 shares are issued and outstanding and held by Holdco;

	WHEREAS, a special committee of the Board of Directors of ERS (hereinafter referred to as the "Special Committee"), consisting entirely of the non-management director of ERS who is not an affiliate (as defined under Rule 405 of the Securities Act of 1933 [the "Securities Act"]) of Holdco or the Holdco Stockholders, was established for, among other purposes, the purpose of evaluating the transactions contemplated by this Agreement and making a recommendation to the Board of Directors of ERS with regard to the transactions contemplated by this Agreement;

	WHEREAS, the Special Committee has received the opinion of BNY Capital Markets, Inc. (hereinafter referred to as the "Financial Advisor"), financial advisor to the Special Committee, which was selected by it, that the consideration to be received by the holders of ERS Common Stock, other than holders of ERS Principal Shares, pursuant to the Merger (as hereinafter defined) is fair to such holders from a financial point of view;

	WHEREAS, the Special Committee, has, after consultation with the Financial Advisor and legal counsel selected by the Special Committee, and in light of and subject to the terms and conditions set forth herein: (i) determined that (x) the Merger Consideration (as hereinafter defined), is fair to the holders of ERS Common Stock, other than holders of ERS Principal Shares, and (y) the Merger is advisable and in the best interests of ERS and the holders of ERS Common Stock, other than holders of ERS Principal Shares, (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the Board of Directors of ERS adopt this Agreement;

	WHEREAS, the respective Boards of Directors of Merger Sub and of Holdco and, based on the recommendation and approval of the Special Committee, of ERS have deemed it advisable and in the best interests of such corporations and their stockholders, respectively, that: (x) following the reclassification
(hereinafter referred to as the "Reclassification") of the ERS Principal Shares as shares of the class B common stock, $.01 par value (hereinafter referred to as "ERS Class B Common Stock"), of ERS, Merger Sub shall be merged into and with ERS (hereinafter referred to as the "Merger"), and (y) pursuant to the Merger, all remaining shares of ERS Common Stock shall be converted into and represent the right to receive cash as set forth herein; and

	WHEREAS, the Holdco Stockholders have, by written consent dated this date in accordance with the applicable provisions of the Delaware General Corporation Law (hereinafter referred to as the "GCL"), authorized, approved, adopted and ratified the Merger, the Reclassification and this Agreement, constituting, for all purposes of the GCL, the act of the stockholders of ERS;

	NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:



ARTICLE I

	THE MERGER

	1.1	The Merger.

	At the Effective Time (as hereinafter defined), in accordance with this Agreement and the GCL, Merger Sub shall be merged into and with ERS, the separate corporate existence of Merger Sub shall cease and ERS shall continue as the surviving corporation, governed by the laws of the State of Delaware, under the corporate name it possesses immediately prior to the Effective Time. ERS, from and after the Effective Time, is hereinafter sometimes referred to as the "Surviving Corporation."

	1.2	Effect of Merger.

	The effects of the Merger shall be as set forth in Sections 251 and 259 of the GCL.

	1.3	Certificate of Incorporation and By-Laws.

	The certificate of incorporation and the by-laws of ERS, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and by-laws of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation and by-laws until changed as provided therein and under the laws of the State of Delaware. The first annual meeting of the stockholders of the Surviving Corporation held after the Effective Time shall be the next annual meeting of stockholders provided for in the by-laws of ERS.

	1.4	Effective Time of Merger.

	The Merger shall become effective at the time of filing of a certificate of merger with respect to the Merger (hereinafter referred to as the "Certificate of Merger") in the office of the Secretary of State of the State of Delaware, as required by the GCL or such later time as is agreed on by the parties and specified in the Certificate of Merger. Such time is herein referred to as the "Effective Time."

	1.5	ERS Directors and Officers.

	At the Effective Time and until their successors have been duly elected and have qualified, the Board of Directors of the Surviving Corporation shall consist of five members, and the members of the Board of Directors of ERS shall constitute the directors of the Surviving Corporation; and at the Effective Time and until their successors have been duly elected and have qualified, the officers of ERS shall constitute the officers of the Surviving Corporation, all in accordance with the Surviving Corporation's certificate of incorporation and by-laws or as otherwise provided by the GCL.

	1.6	Taking of Necessary Action; Further Action.

	ERS, Holdco and Merger Sub, respectively, shall take all such lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all assets, rights, privileges, powers, immunities, purposes and franchises of either of the Constituent Corporations, the officers and directors of such corporation shall take all such lawful and necessary action.

	ARTICLE II

	CONVERSION OF SHARES

	The manner and basis of converting in the Merger the outstanding shares of the capital stock of each of the Constituent Corporations into shares of the capital stock of the Surviving
Corporation are as follows:

	2.1	Merger Sub Common Stock.

	Each share of the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action by the holder thereof, be deemed cancelled and converted into and shall represent the right to receive one share of the class B common stock, $.01 par value, of the Surviving Corporation.

	2.2	ERS Series A-1 Stock.

	Each share of the outstanding shares of ERS Series A-1 Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, continue unchanged and remain outstanding as one share of the Series A-1 Convertible Preferred Stock, $1.00 par value, of the Surviving Corporation.

	2.3	ERS Common Stock.

	Each share of ERS Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined and to the extent provided in Section 3.1 hereof, if any), shall, by virtue of the Merger and without any action by the holder thereof, be deemed cancelled and converted into and be exchanged for and represent the right to receive $0.26, without interest (herein referred to as the "Merger Consideration"), in cash, payable by Holdco in the manner hereinafter set forth under Article III. All such shares of ERS Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of such certificate in accordance with Section 3.3 hereof. Each share of ERS Common Stock held in the treasury of ERS shall be cancelled, and no payment shall be made in respect thereof.

	2.4	ERS Class B Common Stock.

	Each share of ERS Class B Common Stock issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action by the holder thereof, continue unchanged and remain outstanding as one share of the class B common stock, $.01 par value, of the Surviving Corporation.

	2.5	Options to Purchase Shares of ERS Common Stock.

		(a)	All options (hereinafter referred to as the "ERS
Options") to acquire ERS Common Stock outstanding, whether or not exercisable at the Effective Time, under the Electronic Retailing Systems International, Inc. 1993 Employee Stock Option Plan and the Electronic Retailing Systems International, Inc. 1993 Director
Stock Option Plan (hereinafter, collectively, referred to as the "ERS Option Plans"), shall remain outstanding following the Effective Time. At the Effective Time, the ERS Options shall, by virtue of the Merger and without any further action on the part of ERS or the holder thereof, be assumed by Holdco and shall be exercisable for a number of shares of Holdco Common Stock equal to the number of shares of ERS Common Stock subject to such ERS
Option immediately prior to the Effective Time (at an option price per share of Holdco Common Stock equal to the exercise price per share of ERS Common Stock subject to such ERS Option in effect immediately prior to the Effective Time). From and after the Effective Time: (i) all references to ERS in the ERS Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Holdco, (ii) each reference to the name of such plans, respectively, therein shall be deemed a reference to the "Systems Holding, Inc. Subsidiary Employee Stock Option Plan" or the "Systems Holding Inc. Subsidiary Director Stock Option
Plan", as the case may be, and (iii) each reference to ERS Common
Stock in the ERS Option Plans or any stock option agreements thereunder shall be deemed a reference to Holdco Common Stock.
Subject to the foregoing, each ERS Option assumed by Holdco shall be exercisable upon the same terms and conditions as under the ERS Option Plans and the applicable option agreement issued thereunder.

	(b)	The assumption of ERS Options pursuant hereto shall not
confer on any holder thereof any additional benefits which such holder did not have immediately prior to the Effective Time, result in any acceleration of any vesting or exercise schedule for any ERS Option, or release any holder of any ERS Option of any obligations or restrictions applicable to his option or the shares obtainable upon exercise of such option. At the Effective Time, the ERS Option Plans shall, by virtue of the Merger and without any further action on the part of ERS, be deemed terminated, except for the rights of the holders of outstanding ERS Options subject to the terms and provisions hereinbefore set forth, and no further options shall be granted thereunder.

	2.6	ERS Warrants.

	All warrants (hereinafter referred to as the "ERS Warrants") to acquire ERS Common Stock outstanding at the Effective Time and issued pursuant to the Warrant Agreement dated January 24, 1997 (hereinafter referred to as the "Warrant Agreement") between ERS and American Stock Transfer & Trust Company, as warrant agent (hereinafter referred to as the "Warrant Agent"), subsequent to the Effective Time shall, by virtue of Section 4.05(b) of the Warrant Agreement and without any action by any holder thereof, be converted into and represent the right to receive, in lieu of each share of ERS Common Stock issuable pursuant thereto prior to the Effective Time, an amount, if any, equal to the amount by which the Merger Consideration exceeds the Exercise Price attendant thereto (as defined in the Warrant Agreement).

	2.7	Holdco Common Stock.

	The Merger shall effect no change in any shares of Holdco
Common Stock issued by Holdco prior to the Effective Time.

	ARTICLE III

	DISSENTING SHARES;
	EXCHANGE OF CERTIFICATES

	3.1	Dissenting Shares.

	Notwithstanding anything in this Agreement to the contrary, shares of ERS Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger or consented thereto in writing and, if entitled to elect to demand the appraisal of such shares pursuant to Section 262 of the GCL, shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in said Section 262 (herein referred to as "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided for in Section 2.3 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the GCL. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of ERS Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration specified under Section 2.3 hereof, without any interest thereon.

	3.2	Deposit of Funds.

	Prior to the Effective Time, Holdco shall designate American Stock Transfer & Trust Company, and/or, at its election, such additional or alternative banks or trust companies or similar entities, reasonably satisfactory to ERS, which are authorized to exercise corporate trust or stock powers, to act as exchange agents for ERS Common Stock (hereinafter referred to, collectively, as the "Exchange Agent") in the Merger, pursuant to an agreement providing for the matters set forth in this Section
3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to the Special Committee and Holdco. Immediately prior to the Effective Time, Holdco shall deliver to the Exchange Agent, to be held for a period of 180 days following the Effective Time in a segregated account for the former holders of ERS Common Stock, cash in an amount equal to the aggregate amount to which the holders of shares of ERS Common
Stock shall be entitled pursuant to Article II hereof.

	3.3	Exchange of Shares for Cash.

		(a)	As soon as practicable after the Effective Time,
but in no event later than ten days thereafter, the Exchange Agent shall send a notice and transmittal form to each holder of a certificate theretofore evidencing shares of ERS Common Stock, other than with respect to shares of ERS Common Stock cancelled pursuant to Section 2.3 hereof or Dissenting Shares, advising such holders of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of Holdco) such record holder's certificate(s) evidencing ERS Common Stock in exchange for the Merger Consideration to which it is entitled. Each holder of a certificate theretofore evidencing shares of ERS Common
Stock, upon surrender of the same to the Exchange Agent in accordance with such transmittal form, shall be entitled to receive, in exchange for such certificate, an amount equal to the Merger Consideration as contemplated in Section 2.3 hereof multiplied by the number of shares of ERS Common Stock theretofore represented by the certificate (such Merger Consideration to be mailed within ten business days of receipt of such certificate and transmittal form), and the certificate so surrendered shall forthwith be cancelled.

		(b)	If any payment for shares of ERS Common Stock is
to be made in cash to any person other than the registered holder thereof, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the payment amount of any stock transfer or similar taxes (whether imposed on the registered holder, transferee or otherwise) payable on account of the transfer to such person shall be deducted from the amount paid by the Exchange Agent, or otherwise paid in full to the Exchange
Agent, or the Exchange Agent may refuse to make payment of the Merger Consideration, unless satisfactory evidence of any exemption from such taxes is submitted.

		(c)	In the event any certificate representing any
shares of ERS Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration pursuant to
Section 2.3. The Exchange Agent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give the Exchange Agent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

		(d)	One hundred eighty days following the Effective
Time, Holdco shall be entitled to require the Exchange Agent to deliver to Holdco any funds (including any interest and dividends received with respect thereto) not theretofore disbursed to holders of certificates representing shares of ERS Common Stock outstanding immediately prior to the Effective Time, and thereafter the former holders of such shares shall be entitled to look to Holdco (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the cash which would have been exchanged therefor, without any interest thereon, and Holdco shall be obligated to pay such cash as provided in this Section 3.3.

	3.4	ERS Stock Transfer Ledger.

	At the Effective Time, it shall be deemed that the stock transfer books of ERS are closed, and no transfer of ERS Common Stock on the books of ERS shall thereafter be made or consummated. Until surrendered and exchanged in accordance with the provisions of Section 3.3 hereof, the outstanding certificates evidencing shares of ERS Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, be deemed for all corporate purposes to evidence the right to receive the Merger Consideration as provided for in Section 2.3, into which the shares of ERS Common Stock theretofore evidenced by such certificate or certificates shall have been so converted, as though such surrender and exchange had taken place. If, after the Effective Time, certificates representing shares of ERS Common Stock are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.


	3.5	Exchange of Warrants.

	As soon as is practicable after the Effective Time, Holdco shall notify the Warrant Agent of the occurrence thereof and of the amount, if any, calculated by subtracting the Exercise Price per share of ERS Common Stock pursuant to the Warrant Agreement from the Merger Consideration, and that thereafter each holder of ERS Warrants shall, upon surrender of his certificate in evidence thereof pursuant to Section 4.05(b) of the Warrant Agreement, be entitled to such amount in lieu of a share of ERS Common Stock thereunder.

	ARTICLE IV

	CLOSING

	4.1	Time and Place of Closing.

	ERS, Holdco and Merger Sub shall regularly communicate and consult with each other with respect to the fulfillment of the various conditions to the obligations under this Agreement of the parties hereto. The exchange of certificates and other documents contemplated by this Agreement (hereinafter referred to as the "Closing") shall be held at the offices of Krugman & Kailes LLP, Park 80 West-Plaza Two, Saddle Brook, New Jersey 07663, at 10:00 A.M., local time, at such time and date (hereinafter referred to as the "Closing Date") as the parties may determine, such date to fall within five business days after the satisfaction or waiver of the last of the conditions set forth in Articles IX, X and XI hereof to be satisfied or waived (other than conditions with respect to actions the parties shall take at the Closing), or such other time and date as may be agreed upon by the parties hereto. For purposes of this Agreement, "business day" shall mean any day on which the principal offices of the Securities and Exchange Commission (hereinafter referred to as the "SEC") in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York.

	4.2 Certificate of Merger.

	In the event that, at or prior to the Closing, none of the parties has exercised any right it may have to terminate this Agreement, and no condition to the obligations of the parties exists that is not waived, the parties shall, on the Closing Date or as soon thereafter as is practicable cause an appropriate Certificate of Merger to be executed by the Constituent Corporations and filed with the Secretary of State of the State of Delaware in accordance with the GCL.

	4.3	Other Certificates.

	Each of the parties shall cooperate with each other party in delivering at Closing such additional certificates, instruments and other documents, in form and substance satisfactory to such other party or parties reasonably requesting such certificates, instruments and other documents in connection with the transactions contemplated hereunder.

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES OF ERS

	ERS represents, warrants and covenants that:

	5.1	Incorporation.

	(a)	ERS is duly organized, validly existing and in good
standing under the laws of the State of Delaware and has full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease, to conduct its business as currently conducted, to perform all its obligations under the agreements to which it is a party, including, without limitation, this Agreement, and to consummate the Merger. ERS is in good standing in each other jurisdiction wherein the failure so to qualify, individually or in the aggregate, would have a Material Adverse Effect (as hereinafter defined). The copies of ERS's certificate of incorporation and by-laws, each as currently in effect, which have been delivered to Holdco and Merger Sub are complete and correct.

	(b)	For purposes of this Agreement:

	(i)	"Material Adverse Effect" with respect to a party shall
mean any change in, or effect on such party or any "subsidiary" thereof (as hereinafter defined) which is, or is reasonably likely to be, materially adverse to: (x) the business or financial condition of such party and its subsidiaries, taken as a whole, or
(y) such party's ability to consummate the transactions contemplated hereby, other than any event or effect relating (I) to general political or economic conditions, (II) to the industry in which any of the parties or any of their subsidiaries operates or (III) with respect to ERS only, the ESL Determination (as hereinafter defined); and the term "Material Adverse Effect" used without a specific reference to a party shall mean a Material
Adverse Effect with respect to ERS and its subsidiaries, taken as a whole; and

	(ii)	each reference to a "subsidiary" or "subsidiaries" of
any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; except, that, neither ERS, nor any subsidiary of ERS, shall, for purposes of this agreement, be construed as a "subsidiary" of Holdco.

	5.2	Authorization.

	The execution and delivery of this Agreement, the performance by ERS of its covenants and agreements hereunder and the consummation by ERS of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ERS.
When duly executed and delivered by the other parties hereto, this Agreement shall constitute the valid and legally binding obligation of ERS, enforceable against ERS in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

	5.3	Conflicts.

	Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) violate any provision of ERS's certificate of incorporation or by-laws, as currently in effect, or, subject to compliance with the regulatory requirements hereinafter specified in this Section 5.3, any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon ERS or any of its Significant Subsidiaries
(as hereinafter defined), except for such violations which would not have a Material Adverse Effect, or (ii) subject to obtaining third party consents or other approvals and except for any such conflicts, breaches, creation, imposition or termination which would not have a Material Adverse Effect, conflict with or result in any breach of any of the terms of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, or create any cause for termination under, the terms of any contract or agreement to which ERS or any of its Significant Subsidiaries is a party or by which ERS or any of its Significant Subsidiaries or any of their respective properties or assets is bound. Except for
(i) compliance (x) with the federal Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"), including, without limitation, with respect to the Information/Going Private Transaction Statement (as hereinafter defined), and (y) with the admission rules (hereinafter referred to as the "AIM Rules") of the Alternative Investment Market of the London Stock Exchange Limited, and (ii) the filing of the Reclassification Amendment (as hereinafter defined) and the Certificate of Merger with the Secretary of State of Delaware, and except for any such consents, approvals, authorizations, filings or registrations with or notices to any such person or entity other than any governmental agency or instrumentality the failure to effectuate which would not have a Material Adverse Effect, no consents, approvals or authorizations, or registrations with any governmental agency or authority or any other person or entity and, filings with or notices to any such person or entity, are required in connection with the execution and delivery of this Agreement by ERS or the consummation by ERS of the transactions contemplated hereby. For purposes of this Agreement, the term "Significant Subsidiary" shall have the meaning given to such term in Rule 405 under the Securities Act.

	5.4	Capitalization.

	The authorized capital stock of ERS, prior to the filing of the Reclassification Amendment, consists of: (x) 2,000,000 shares of ERS Preferred Stock, of which 40,000 shares have been designated as ERS Series A-1 Stock, and of which 39,985 shares are issued and outstanding on the date hereof; and (y) 35,000,000 shares of ERS Common Stock, of which 21,345,383 shares are issued and outstanding on the date hereof. No shares of any class or series of the capital stock of ERS are held as treasury stock. All of the outstanding shares of ERS Common Stock are, and all outstanding shares of ERS Common Stock issuable upon exercise of ERS Options and upon exercise of ERS Warrants in accordance with their respective terms will be, duly authorized, validly issued and fully paid and non-assessable, issued without violation of the preemptive rights of any person. There are no subscriptions, warrants, options, calls, commitments by or agreements to which ERS is bound relating to the issuance, conversion, or purchase of any shares of ERS Common Stock, or any other capital stock of ERS, except for: (i) the rights under ERS' certificate of incorporation provided to holders of ERS Series A-1 Stock; (ii) the ERS Options granted by ERS pursuant to the ERS Option Plans, covering an aggregate of 3,003,884 shares of ERS Common Stock; and warrants to purchase 2,538,258 shares of ERS Common Stock, and except for this Agreement. ERS has delivered, or made available to Holdco and Merger Sub true and complete copies of each form of certificate or agreement evidencing options granted and outstanding under the ERS Option Plans. ERS is not a party to any agreement or arrangement relating to the voting or control of any of its capital stock.

	5.5	Subsidiaries; Additional Interests.

	(a)	Except for Significant Subsidiaries and NewCheck
Corporation d/b/a Productivity Solutions, Inc., there is no corporation, partnership, joint venture, business trust or other legal entity in which ERS, directly or indirectly, beneficially or legally owns or holds any capital stock or other proprietary interest representing "control" (as defined pursuant to the Securities Act), material to the business or financial condition of ERS and its subsidiaries, taken as a whole (hereinafter referred to as "ERS' business or condition").

	5.6	Securities Filings.

	ERS has made all filings with the SEC that it has been required to make under the Securities Act, and the rules and regulations promulgated thereunder, and the Exchange Act, and the rules and regulations promulgated thereunder. ERS has provided or made available to Holdco and Merger Sub complete and correct copies of all reports, registration statements, final prospectuses, definitive proxy statements and other filings made by ERS with the SEC, including all exhibits to such filings, since January 1, 1999 (all such documents that have been filed with the SEC, as amended, hereinafter referred to as the "SEC Documents"), including, without limitation, ERS's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC on April 2, 2001, and Amendment No. 1 thereto on Form 10K/A, as filed with the SEC on April 24, 2001, ERS' Current Report on Form 8-K dated May 2, 2001, as filed with the SEC on such date, and ERS' Quarterly Report on Form 10-Q for the three months ended March 31, 2001, as filed with the SEC on May 21, 2001. The SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, to the knowledge (as hereinafter defined) of ERS, neither any of the SEC Documents (as of the date of their respective filing with the SEC), or any information relating to ERS contained in this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

	5.7	Disputes and Litigation.

	There is no action, suit, proceeding, or claim, pending or threatened, and no investigation by any court or government or, to the knowledge of ERS, governmental agency or instrumentality, domestic or foreign, pending or, to the knowledge of ERS, threatened, against ERS or any of its Significant Subsidiaries, before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against ERS or any of its Significant Subsidiaries, except for any such matter which, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement:
(i) an individual will be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter and (ii) a corporate entity will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving as a director or senior executive officer of such corporation or any subsidiary of it has actual knowledge of such fact or other matter.

5.8	Brokers and Finders.

	Except for the fee payable to the Financial Advisor pursuant to the engagement letter between ERS and the Financial Advisor, and the fee payable to ERS' nominated advisor in connection with compliance under the AIM Rules pursuant to the engagement letter between ERS and such nominated advisor, copies of which have been provided to Holdco and Merger Sub prior to the execution of this Agreement, ERS has not employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

	ARTICLE VI

	REPRESENTATIONS AND WARRANTIES
	   OF HOLDCO AND MERGER SUB

	Holdco and Merger Sub hereby, jointly and severally, represent, warrant, and covenant as follows:

	6.1	Incorporation.

	Each of Holdco and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease, to conduct its businesses as currently conducted, to perform all its obligations under the agreements to which it is a party, including, without limitation, this Agreement and to consummate the Merger. Each is in good standing in each other jurisdiction wherein the failure so to qualify, individually or in the aggregate, would have a Material Adverse Effect with respect to Holdco and Merger Sub, taken as a whole.

	6.2	Authorization.

	(a)	The execution and delivery of this Agreement by each of
Holdco and Merger Sub, the performance by each of them of their covenants and agreements hereunder and the consummation by each of the transactions contemplated hereby have been duly authorized by all necessary corporate action of each of them. When duly executed and delivered by ERS, this Agreement, shall constitute the valid and legally binding obligations of Holdco and Merger Sub, respectively, enforceable against Holdco and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

	(b)	Without limiting the generality of Paragraph (a) of
this Section 6.2, Holdco has received commitments from each holder of ERS Principal Shares, copies of which were made available to ERS prior to the execution of this Agreement, whereby such holder shall take all such action as shall reasonably be requested by Holdco to vote its ERS Principal Shares, and all shares of the capital stock of ERS (x) into which such shares may be reclassified or (y) distributed in respect of such shares or received in exchange for such shares, and/or exercise any consensual rights with respect thereto, to approve this Agreement, and the consummation of the transactions contemplated by this Agreement, including, without limitation, the approval of the Reclassification Amendment, and against any proposal inconsistent with the foregoing transactions; and Holdco holds the irrevocable proxy of each such holder with respect to its ERS Principal Shares in furtherance thereof.

	6.3	Conflicts.

	Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) violate any provision of the certificate of incorporation or of the by-laws of Holdco or Merger Sub, as currently in effect, or, subject to compliance with the regulatory requirements hereinafter specified in this Section 6.3, any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon Holdco or Merger Sub, except for such violations which would not have a Material Adverse Effect with respect to Holdco and Merger Sub, taken as a whole, or (ii) subject to obtaining third party consents or other approvals and except for any such conflicts, breaches, creation, imposition or termination which would not have a Material Adverse Effect with respect to Holdco and Merger Sub, taken as a whole, conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which Holdco or Merger Sub are parties to or by which Holdco's or Merger Sub's or any of Holdco's or Merger Sub's assets and properties are bound. Except for compliance (x) with the Exchange Act, including, without limitation, with respect to the Information/Going Private Transaction Statement, and (y) with the
AIM Rules, and except for any such consents, approvals, authorizations, filings or registrations with or notices to any such person or entity other than any governmental agency or instrumentality the failure to effectuate which would not have a Material Adverse Effect with respect to Holdco and Merger Sub, taken as a whole, no consents, approvals or authorizations, or filings or registrations with, or notices to, any governmental agency or authority or any other person or entity are required in connection with the execution and delivery of this Agreement by Holdco or Merger Sub or the consummation by Holdco or Merger Sub of the transactions contemplated hereby.

	6.4	Capitalization.

	(a)	The authorized capital stock of Holdco consists of: (x)
2,000,000 shares of preferred stock, $1.00 par value, none of which are issued and outstanding; and (y) 35,000,000 shares of Holdco Common Stock, of which 21,345,383 shares are issued and outstanding. No shares of any class or series of the capital stock of Holdco are held as treasury stock. The shares of Holdco Common
Stock to be issued upon exercise of ERS Options to be assumed by Holdco in accordance with this Agreement will, upon exercise thereof in accordance with the terms thereof, be duly authorized, validly issued and fully-paid and non-assessable, issued without violation of the preemptive rights of any person. There are no subscriptions, warrants, options calls, commitments by or agreements to which Holdco is bound relating to the issuance, conversion, or purchase of any shares of Holdco Common Stock, or any other capital stock of Holdco, except as contemplated by this Agreement and except insofar as inuring to the benefit of holders of instruments of indebtedness of ERS.

	(b)	The authorized capital stock of Merger Sub consists of
10,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding. No shares of any class or series of the capital stock of Merger Sub are held as treasury stock. The shares of Merger Sub Common Stock to be converted in the Merger are duly authorized, validly issued and fully-paid and non-assessable, issued without violation of the preemptive rights of any person. There are no subscriptions, warrants, options, calls, commitments by or agreements to which Merger Sub is bound relating to the issuance, conversion, or purchase of any shares of Merger
Sub Common Stock, or any other capital stock of Merger Sub, except as contemplated by this Agreement.

	6.5	Brokers or Finders.

	Neither Holdco nor Merger Sub has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

	6.6	Sufficient Funds.

	Holdco has commitments with respect to, and will have at the Effective Time, sufficient funds to enable Holdco to pay for all shares of ERS Common Stock converted into cash pursuant to the Merger, to perform Holdco's and Merger Sub's obligations under this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

	ARTICLE VII

	CERTAIN COVENANTS

	7.1	Information/Going Private Transaction Statement.

	(a)	As soon as practicable after the date hereof, ERS and
Holdco will collaborate in the preparation and filing with the SEC of a preliminary information statement (hereinafter referred to as the "Preliminary Information/Going Private Transaction
Statement"), to be distributed to each holder of ERS Common Stock, containing the information required of ERS under Schedule 14C promulgated by the SEC and, to the extent appropriate, of Holdco, the Holdco Stockholders and ERS required under Schedule 13E-3 promulgated by the SEC, and further containing or accompanied by such other material as shall be necessary or appropriate to consummate the transactions contemplated hereunder. The parties hereto shall use all reasonable efforts to have such Preliminary Information/Going Private Transaction Statement and other materials, and any subsequent amendments or supplements thereto required to consummate the transactions contemplated hereunder, cleared by the SEC under the Exchange Act as promptly as practicable, and thereafter ERS shall, as promptly as practicable after such clearance, distribute a definitive information statement prepared as aforesaid (as so cleared, herein referred to as the "Information/Going Private Transaction Statement") and other materials, and any subsequent amendments or supplements thereto, to such holders. If at any time prior to the distribution of the Information/Going Private Transaction Statement any information relating to any party hereto or any of their respective officers, directors, stockholders or subsidiaries, should be discovered by any party hereto which should be set forth in an amendment or supplement to the Information/Going Private Transaction Statement so that the Information/Going Private Transaction Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly prepared, filed with the SEC and, to the extent required by law, disseminated to the holders of ERS Common Stock.

	(b)	Without limiting the generality of the foregoing
provisions of this Section 7.1, the parties shall use their respective reasonable efforts to respond to any comments of the SEC or its staff with respect to the Preliminary Information/Going Private Transaction Statement (or the Information/Going Private Transaction Statement), and in connection therewith each party shall: (x) notify the other parties promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Preliminary Information/Going Private Transaction Statement (or the Information/Going Private Transaction Statement) or for additional information, (y) supply the other parties with copies of all correspondence with the SEC or its staff with respect to the Preliminary Information/Going Private Transaction Statement (or the Information/Going Private Transaction Statement) or the Merger and (z) permit the other parties and their counsel to participate in all communications with the SEC and its staff, including all meetings and telephone conferences, relating to the Preliminary Information/Going Private Transaction Statement, the Information/ Going Private Transaction Statement, the Merger or this Agreement.

	(c)	As soon as practicable after the date hereof, ERS and
Holdco will collaborate in the preparation and filing with the SEC by ERS, Holdco and the Holdco Stockholders of a Rule 13E-3 Transaction Statement on Schedule 13E-3, incorporating by reference, as appropriate, the Information/Going Private
Transaction Statement (hereinafter referred to as the "Schedule 13E-3"), and subsequently with respect to any amendments thereto required to consummate the transactions contemplated hereunder.

	(d)	Neither the Preliminary Information/Going Private
Transaction Statement nor the Information/Going Private Transaction Statement, nor any supplement or amendment thereto, nor the Schedule 13E-3, shall contain any information, nor be in a form, not approved by ERS and Holdco, which approval shall not be unreasonably withheld or delayed. Holdco and ERS each represents and warrants to the other that, at the time each or any of the Preliminary Information/Going Private Transaction Statement, the Information/Going Private Transaction Statement, the Schedule 13E-3 or any other material as aforesaid is filed with the SEC or is cleared thereby, as the case may be, and at all times subsequent thereto up to and including the Effective Time, (in the case of ERS) none of the information set forth therein (to the extent provided by ERS) with respect to ERS, its directors, officers or stockholders (other than any directors, officers or stockholders of Holdco) or any of its subsidiaries or (in the case of Holdco) none of the information set forth therein (to the extent provided by Holdco) with respect to Holdco, its directors, officers, stockholders or any of its subsidiaries, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made, not misleading.

	7.2	Other Governmental and Judicial Filings.

	As soon as practicable after the date hereof, ERS, Holdco and Merger Sub will cooperate in the preparation and filing of all materials necessary or desirable to obtain the approval of the transactions contemplated hereby or the disclaimer of jurisdiction with respect thereto by any regulatory body or other governmental or judicial authority that has jurisdiction over the transactions contemplated hereby.

	7.3	Conduct of Business of ERS.

	ERS covenants and agrees that, except as consented to in writing by Holdco, from and after the date of this Agreement and until the Effective Time, ERS and its Significant Subsidiaries shall operate in the ordinary course of business (but consistent with the determination of the Board of Directors of ERS made on April 17, 2001 regarding the winding-down of ERS' electronic shelf label business [herein referred to as the "ESL Determination"]).

	7.4	ERS Capitalization.

	Except as consented to in writing by Holdco, from and after the date of this Agreement and until the Effective Time:

		(a) No change shall be made or proposed in the certificate of incorporation or by-laws of ERS or of ERS-
Connecticut, except for the Reclassification Amendment.

		(b) Neither ERS nor any of its Significant Subsidiaries shall: (i) issue, grant, sell or encumber any shares of its capital stock, (ii) issue, grant, sell or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other equity interests of ERS or any of its Significant Subsidiaries, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or (ii) of this Paragraph (b), or (iv) make any other changes in its equity capital structure except, in all such cases under this Paragraph (b), for the issuance of shares of ERS Common Stock upon exercise of the ERS Options or the ERS Warrants which are outstanding prior to the execution and delivery of this Agreement.

		(c) Neither ERS nor any of its Significant Subsidiaries shall split, combine or reclassify any shares of its capital stock, except pursuant to the Reclassification Amendment, or declare, set aside or pay any dividend or other distribution
(whether in cash, stock, securities, indebtedness, rights or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, or redeem or otherwise acquire any shares of the capital stock or other equity interests.

	7.5	Action by Holdco Stockholders.

	Holdco shall not and will cause its directors, officers and the Holdco Stockholders not to take any actions which would be reasonably likely to cause ERS to breach its covenants and agreements contained in Sections 7.3 and 7.4.

	7.6	Due Diligence; SEC Filings; Confidentiality.

	(a)	ERS shall afford Holdco and its officers, employees,
accountants, counsel and other authorized representatives reasonable access, during ordinary business hours, to its properties, books and records, and those of its Significant Subsidiaries, and shall use its reasonable best efforts to cause its representatives to, furnish to Holdco such additional financial and operating data and other information as to its and its Significant Subsidiaries' respective businesses and properties as Holdco may from time to time reasonably request. ERS shall furnish Holdco with copies of all filings with the SEC by it subsequent to the date hereof, which shall be prepared in all material respects in accordance with the rules and regulations promulgated by the SEC if any such filings are made prior to the Effective Time.

	(b)	Between the date of this Agreement and the Effective
Time, ERS, Holdco and Merger Sub will maintain in confidence, and will cause their respective representatives to maintain in confidence and not divulge to any third party, and take reasonable precautions to protect (including, without limitation, all precautions any such party employs with respect to its confidential materials) and not make any use whatsoever at any time (except to evaluate internally its relationship with the disclosing party), any written, oral or other information obtained from any other party in connection with this Agreement or the contemplated Transactions. The foregoing will not apply with respect to any information that the receiving party can document
(i) is or becomes (through no improper action or inaction by the receiving party or any representative thereof) generally available to the public, (ii) was in its possession or known by it without restriction prior to receipt from the disclosing party, provided the receiving party complies with restrictions imposed thereon by third parties, or (iii) was rightfully disclosed to it by a third party without restriction, provided the receiving party complies with restrictions imposed thereon by third parties.
Notwithstanding the foregoing, the receiving party may make disclosures required by applicable law provided the receiving party uses reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order and has allowed the disclosing party to participate in the proceeding. The provisions of this Paragraph (b) shall not in any manner operate to limit in any respect the use by any director or officer of ERS of any information or material consistent with his duties in such capacity.

	7.7	Notification of Certain Matters.

		(a)	Between the date hereof and the Effective Time,
each party will give prompt notice in writing to the other parties, of: (i) the occurrence, or failure to occur, of any event, which occurrence or failure would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect from the date hereof to the Effective Time, (ii) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iv) any material failure of the notifying party or any officer, director, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

		(b)	The giving of any such notice under this Section
7.7 shall in no way change or modify the representations and warranties or the conditions to any party's obligations contained herein or otherwise affect the remedies available to any party hereunder.

	7.8	Forbearance.

	ERS agrees that, from and after the date hereof and until the Effective Time, it shall not, and shall not permit any of its Significant Subsidiaries, or any officers, directors, employees, agents or representatives of ERS or of any of its Significant Subsidiaries to, directly or indirectly, initiate or solicit discussions, inquiries or proposals, or participate in any negotiation or discussion for the purpose or with the intention of leading to any proposal, concerning any merger, consolidation or other business combination involving ERS or any of its Significant Subsidiaries, or any acquisition of 20% or more of the equity interest in ERS or any equity interest in any of its Significant Subsidiaries, or 20% or more of the assets of ERS and its Significant Subsidiaries, taken as a whole, or any similar transaction, or effectuate any such transaction, in each case, except for the Merger. Notwithstanding the foregoing, ERS may furnish information concerning its business, properties or assets, and may engage in negotiations and discussions in connection with such a transaction, if the Board of Directors of ERS, after consultation with counsel, determines that the exercise of its fiduciary responsibilities requires that such information be furnished or such negotiations be commenced. ERS shall use reasonable efforts to notify Holdco immediately of any such inquiry (including the material terms thereof and the person making such inquiry) which it may receive in respect of any possible such transaction.

	7.9	Indemnification.

	(a)	From and after the Effective Time, Holdco and the
Surviving Corporation shall, to the extent permitted by the GCL and other law, honor all obligations of ERS pursuant to Paragraph SIXTH of ERS's certificate of incorporation, and those indemnification agreements with directors, in each case in effect on the date hereof, which provide for indemnification of officers and directors of ERS with respect to events occurring prior to the Effective Time (hereinafter referred to as the "Indemnification Agreements"). With respect to the procedure determining entitlement of indemnification under the Indemnification Agreements, a "Change of Control" (as defined in the Indemnification Agreements) shall have been deemed to occur at the Effective Time.

	(b)	The Surviving Corporation shall maintain in effect for
six years from the Effective Time, the current directors' and officers' liability insurance policies maintained by ERS (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that (i) if the existing policies expire, are terminated or cancelled during such period, the Surviving Corporation will use commercially reasonable efforts to obtain substantially similar policies, (ii) the Surviving Corporation shall not be required to spend as an annual premium therefor an amount in excess of 200% of the annual premium therefor as of the date of this Agreement and
(iii) if, during such six-year period, such insurance coverage cannot be obtained at all or can only be obtained for an amount in excess of 200% of the current annual premium therefor, Holdco shall use commercially reasonable efforts to cause to be obtained as much directors' and officers' liability insurance coverage as can be obtained for an amount equal to 200% of the current annual premium therefor, on terms and conditions substantially similar to the existing directors' and officers' liability insurance.

	(c)	The provisions of this Section 7.9 are intended to be
for the benefit of, and shall be enforceable by, each Indemnified
Party, his or her heirs and his or her personal representatives and shall be binding on the Surviving Corporation and its successors and assigns.

	7.10	Additional Agreements.

	Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with one another and use its reasonable efforts to complete in a timely manner the transactions contemplated by this Agreement, including (i) using its reasonable efforts to comply with any and all applicable rules and regulations, and to send all notices to, make all declarations, filings and registrations with, and obtain all consents, authorizations, approvals and waivers from third parties and governmental and regulatory bodies required to consummate the transactions contemplated hereby or comply with any and all applicable rules and regulations governing such transactions, including, without limitation, the AIM Rules, (ii) furnishing the other parties with all information necessary or advisable for the matters referred to in Section 7.1 hereof and any other statements or applications made by or on behalf of any party to any governmental or regulatory body in connection with the transactions contemplated by this Agreement, and (iii) using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

	ARTICLE VIII

	PUBLICITY

	8.1 Publicity.

	None of the parties hereto shall, nor shall any such party cause or allow any affiliate, directly or indirectly, to issue any press release or otherwise make any public announcement or statement with respect to the matters contemplated hereby without the prior approval of all parties (which consent shall not be unreasonably withheld or delayed); provided that nothing herein shall prohibit any party hereto or any of their affiliates from making any announcement or disclosure required to be made by it or them under applicable law if it or its affiliates determines in good faith that it is appropriate to do so and, if practicable, gives prior notice to the other parties hereto of such determination.

	ARTICLE IX

	CONDITIONS TO OBLIGATIONS
	       OF EACH PARTY

	The obligations of each of Holdco, Merger Sub and ERS to consummate the Merger and the Closing are subject to the following conditions precedent, any or all of which may be waived by such party at its sole discretion:

	9.1	Information/Going Private Transaction Statement.

	The Information/Going Private Transaction Statement shall have been filed with the SEC and distributed to holders of ERS Common Stock; prior to the first date on which the Information/Going Private Transaction Statement is mailed to stockholders the Schedule 13E-3 shall have been filed with the SEC; and all applicable notice periods under the requirements of Rule 13e-3 and Rule 14C-2(b) shall have expired.

	9.2	Reclassification Amendment.

	The ERS Principal Shares shall have been reclassified as an equivalent number of shares of ERS Class B Common Stock pursuant to the provisions of an amendment to the certificate of incorporation of ERS (herein referred to as the "Reclassification Amendment") in the form set forth in the certificate attached hereto as Exhibit A duly filed with the Secretary of State of Delaware in accordance with the requirements of the GCL immediately prior to the Effective Time.

	9.3	No Prohibition on Consummation.

	No order, stay, judgment, injunction or decree shall have been issued and be in effect by any court restraining or prohibiting the consummation of the transactions contemplated hereby. No statute, rule or regulation shall have been promulgated or enacted by any foreign or United States federal or state government, governmental authority or governmental agency, which would prevent or make illegal the consummation of the transactions contemplated hereby, including the Merger.


	ARTICLE X

	CONDITIONS TO OBLIGATIONS OF ERS

	Subject to waiver by ERS, at its sole discretion, the obligation of ERS to consummate the Merger and the Closing is subject to the representations and warranties of Holdco and Merger Sub contained in this Agreement being true and correct in all respects at and as of the Closing Date with the same effect as though all such representations and warranties are made at and as of the Closing Date (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement) and the compliance by Holdco and Merger Sub with their respective covenants contained under this Agreement in all respects, except (i) where the failure of the representations and warranties set forth in the Agreement to be true and correct does not, individually or in the aggregate, have a Material Adverse Effect with respect to Holdco and Merger Sub, taken as a whole, or (ii) where the failure to perform or comply with the covenants contained in this Agreement does not, individually or in the aggregate, have a Material Adverse Effect with respect to Holdco and Merger Sub, taken as a whole; and the delivery by Holdco and Merger Sub to ERS of a certificate to that effect, dated the Closing Date, signed by its Chairman of the Board, its President and Chief Executive Officer or one of its Vice Presidents.

	ARTICLE XI

	CONDITIONS TO OBLIGATIONS OF HOLDCO AND MERGER SUB

	Subject to waiver by Holdco, at its sole discretion, the obligations of each of Holdco and Merger Sub to consummate the Merger and the Closing are subject to the representations and warranties of ERS contained in this Agreement being true and correct in all respects at and as of the Closing Date with the same effect as through all such representations and warranties are made at and as of the Closing Date (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement) and the compliance by ERS with all of its covenants contained in this Agreement in all respects, except
(i) where the failure of the representations and warranties set forth in the Agreement to be true and correct, does not, individually or in the aggregate, have a Material Adverse Effect, or (ii) where the failure to perform or comply with the covenants contained in this Agreement does not, individually or in the aggregate, have a Material Adverse Effect; and ERS shall have delivered to Holdco a certificate to that effect, dated the Closing Date, signed by its Chairman of the Board, its President or one of its Vice Presidents.

	ARTICLE XII

	TERMINATION

	12.1	Termination.

	This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time: (a) by the consent of all parties hereto; or (b) by either ERS or Holdco if: (i) a permanent injunction is entered, enforced or deemed applicable to this Agreement which prohibits the consummation of the transactions contemplated hereby and all appeals of such injunction shall have been taken and shall have been unsuccessful, (ii) any governmental entity, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeal of such determination shall have been taken and shall have been unsuccessful, or (iii) the Closing shall not have occurred on or prior to December 1, 2001; or (c) by ERS, if the Board of Directors of ERS determines in good faith that termination of this Agreement is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties to the stockholders of ERS, other than the holders of ERS Principal Shares, under applicable law by reason of an alternative proposal referred to in
Section 7.8 having been made.

	12.2	Effect of Termination.

	In the event of termination of this Agreement pursuant to
Section 12.1 hereof, all rights of all parties hereto shall cease and terminate, except for such rights as any party may otherwise have for breach of contract (other than breaches which are not willful), including, without limitation, rights for any such breaches of any representations, warranties or covenants contained herein, and, provided that the provisions of this Section 12.2 and Sections 7.6(b), 13.5 and 13.6 shall survive any such termination.

	ARTICLE XIII

	MISCELLANEOUS

	13.1	Notices.

	All notices, requests or instruction hereunder shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid, by telecopy (or like transmission) or by express mail by a reputable courier, as follows:


			(1)  if to ERS:

					488 Main Avenue
					Norwalk, Connecticut 06851-1007

					Attention: President

					Fax: (203) 849-2616

					with a copy to:

					Kenneth Lefkowitz, Esq.
					Hughes Hubbard & Reed LLP
					One Battery Park Plaza
					New York, New York 10004

					Fax: (212) 422-4726

               (2)  if to Holdco or Merger Sub:

					488 Main Avenue
					Norwalk, Connecticut 06851

                  		Attention: Chief Executive Officer

                  		Fax: (203) 849-2616

					with a copy to:

                  		Howard Kailes, Esq.
                  		Krugman & Kailes LLP
                  		Park 80 West - Plaza Two
                  		Saddle Brook, New Jersey  07663

					Fax: (201) 845-9627

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the date of receipt, provided that any notice or other communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

	13.2	Entire Agreement.

	This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

	13.3	Modification.

	At any time prior to the Effective Time, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective Boards of Directors;
provided however, that any and all such modifications and amendments shall conform to the requirements of the GCL.

	13.4	Further Action.

	Each of the parties hereto shall use such party's reasonable best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

	13.5	Expenses.

	Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

	13.6	Governing Law.

	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

	13.7	Captions.

	The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

	13.8	Accounting Terms.

	All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

	13.9	Waiver.

	At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege available to each party at law or in equity.

	13.10	Assignment.

	This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties and any such attempted assignment without consent shall be void.

	13.11 No Third Party Beneficiary.

	This Agreement is not intended, and shall not be construed, to confer any rights or remedies hereunder upon any party other than the parties hereto and those parties designated as directors and entitled to indemnification under Section 7.9, which parties shall be entitled to enforce their rights under such provisions to which they are entitled to benefits.

	13.12	 Partial Invalidity.

	Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or any such terms in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

	13.13	 Counterparts.

	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, this Agreement has duly executed by the parties hereto as of the date first above written.

ATTEST:					ELECTRONIC RETAILING SYSTEMS
						   INTERNATIONAL, INC.


s/Howard Kailes           	By s/Norton Garfinkle
Assistant Secretary				Chairman of the Board

ATTEST:					SYSTEMS HOLDING, INC.


s/Howard Kailes           	By s/Norton Garfinkle
Assistant Secretary				Chairman of the Board

ATTEST:					SYSTEMS MERGER SUB, INC.



s/Howard Kailes           	By s/Norton Garfinkle
Assistant Secretary				Chairman of the Board


EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.


	ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC., a corporation organized and existing under the General Corporation
Law of the State of Delaware (the "Corporation") pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL") does hereby certify as follows:

	FIRST: The Certificate of Incorporation is hereby amended by deleting the first sentence of the first paragraph of Article
FOURTH in its present form and substituting therefor the following:

	"FOURTH: The total number of shares of capital stock which the corporation shall have the authority to issue is 37,000,000 shares of capital stock, consisting of 2,000,000 shares of preferred stock, $1.00 par value per share ("Preferred Stock"), 20,000,000 shares of common stock, $.01 par value per share (the "Common
Stock"), and 15,000,000 shares of class B common stock, $.01 par value (the "Class B Common Stock"). Each outstanding share of Common Stock and each outstanding share of Class B Common Stock shall be of equal rank, and shall have identical powers, preferences, qualifications, restrictions and other rights (and, without limiting the generality of the foregoing, shall vote together as a single class with all other outstanding shares of Common Stock and all other outstanding shares of Class B Common Stock on all matters to be voted on by the stockholders of the Corporation, and shall not be split, divided or combined unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of both the Common Stock and the Class B Common
Stock in the same proportion and manner), in each event subject to the operation of the immediately succeeding sentence. Effective immediately prior to the Effective
Time (as defined pursuant to the Agreement and Plan of Merger dated as of July 2, 2001 among the Corporation, Systems Holding, Inc. ["Holdco"] and Systems Merger
Sub, Inc.), and contemporaneously with the contribution to Holdco of the ERS Principal Shares (as defined thereunder), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Common Stock contributed to Holdco shall be reclassified, changed and converted into one share of Class B Common Stock, and each certificate representing shares of Common Stock contributed to Holdco shall be deemed to represent the number of shares of Class B Common Stock resulting from the foregoing reclassification; and thereafter, in the event of any merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Common Stock and the holders of Class B Common Stock shall be entitled to the per share consideration allocated to them, respectively, in such merger or consolidation.

	SECOND:	The amendment to the certificate of
Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section
242 of the GCL (a) the Board of Directors of the Corporation having duly adopted resolutions setting forth such amendment and declaring it advisability at a meeting of the Board of Directors of the Corporation duly called and held on July 2, 2001 in conformity with the By-laws of the Corporation, and (b) the stockholders of the Corporation having duly adopted such amendment by the written consent of the holders of the majority of the outstanding stock entitled to vote thereon on July 2, 2001 in accordance with Section 228 of the GCL.

	IN WITNESS WHEREOF, ELECTRONIC RETAILING SYSTEMS
INTERNATIONAL, INC. has caused this certificate to be signed and attested by duly authorized officers as of the _____ day of
		, 2001.


						ELECTRONIC RETAILING SYSTEMS
							INTERNATIONAL, INC.




						By

ATTEST:













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